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                                                            EXHIBIT 21.1



      1)  Open Market Securities, Inc.
          245 First Street
          Cambridge, Massachusetts

      2)  Open Market UK Limited
          Royal Albert Sheet Street
          Windsor, Berkshire

      3)  Open Market France SARL
          8 Rue de Berri
          Paris, France

      4)  Open Market Germany GmbH
          Merkurhaus Frankfurt
          Am Hauptbahnhof 12
          Frankfurt, Germany

      5)  Open Market Pty Limited
          P.O. Box R1608
          Royal Exchange NSW
          Sydney, Australia

      6)  Open Market Internet Software B.V.
          Wegalaan 32
          2132 JC Hoofdorp
          The Netherlands

      7)  Folio Corporation
          5072 North 300 West
          Provo, Utah

      8)  Waypoint Software Corporation
          180 Canal Street
          Boston, Massachusetts